UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2015

OncoSec Medical Incorporated

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5820 Nancy Ridge Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On December 4, 2015, OncoSec Medical Incorporated (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s headquarters located at 5820 Nancy Ridge Drive, San Diego, California 92121.

The final voting results on the matters presented at the Annual Meeting were as follows:

Proposal 1—To elect four directors to the Company’s Board of Directors to serve for a term of one year or until successors are duly elected and qualified.

Directors	For	Withheld	Broker Non-Votes
Dr. Avtar Dhillon	1,964,314	667,048	7,343,173
Dr. Anthony Maida	2,112,445	518,917	7,343,173
Dr. James DeMesa	2,060,661	570,701	7,343,173
Punit Dhillon	1,970,830	660,532	7,343,173

Proposal 2—To approve the Company’s 2015 Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes
2,271,215	316,120	44,027	7,343,173

Proposal 3—To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2016.

For	Against	Abstain	Broker Non-Votes
9,718,185	189,332	67,018	—

Proposal 4—To approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
2,153,487	413,942	63,933	7,343,173

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2015		OncoSec Medical Incorporated

	By:	/s/ Punit Dhillon
		Name:	Punit Dhillon
		Title:	President and Chief Executive Officer